Athene Organizational Structure


= Insurance Companies
= Non-Insurance Entities
*Certain consolidated investment-related entities and other non- operational entities have been omitted. All shares are held 100% unless otherwise indicated.
**Apollo fund, not an Athene entity
± Licensed Reinsurance Intermediary
Apollo Global Management, Inc. (DE) ("APO")
Athene Holding Ltd.* (DE) ("AHL")
Athene Bermuda Employee Company Ltd. (Bermuda) ("ABEC")
Athene IP Holding Ltd. (Bermuda) ("AIPH")
Athene USA Corporation (IA) ("AUSA")
Athene North Employment Service Corporagion (NB,CAN) ("ANESCO")
Athene Japan K.K. (Japan) ("AJKK")
Athene Annuity Re Ltd. (Bermuda) ("AARe")
Athene Re Japan Solutions Co., Ltd (Japan) ("ARJS")
Athene Re Services LLC ± (NY) ("ARS")
A-A Mortgage HoldCo, LLC (DE)
Athene Life Re Ltd. (Bermuda) ("ALRe")
Athene Life Re International Ltd. (Bermuda) ("ALReI")
Athene Annuity Re II Ltd. (Bermuda) ("AARe II")
Athene Annuity and Life Company (IA) ("AAIA")
Athene Employee Services, LLC (IA)
99%
A-A Mortgage Investor, LLC (DE)
1%
36.5% of value
100% of vote
37% of value
100% of vote
<50% of value
100% of vote
ADIP Funds**
63.5% of value
0% of vote
Athene Co-Invest Reinsurance Affiliate Holding Ltd. (Bermuda) ("ACRA HoldCo")
Athene Asset L.P. (Bermuda) ("AALP")
Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd. (Bermuda) ("ACRA HoldCo 2")
ADIP (Athene) Carry Plan, L.P (Bermuda) ("ADIP Carry")
Athene Annuity & Life Assurance Company of New York ("AANY")
Structured Annuity Reinsurance Company (IA) ("STAR")
Athene London Assignment Corporation (DE)
APRH (Headquarters Building), LLC (IA)
0.635% of value
0% of vote
Athene Co-Invest Reinsurance Affiliate 1A Ltd. (Bermuda) ("ACRA 1A")
Athene Co-Invest Reinsurance Affiliate 2A Ltd. (Bermuda) ("ACRA 2A")
63% of value
0% of vote
ADIP II Funds**
Athene Life Insurance Company of New York ("ALICNY")
Athene Re USA IV, Inc. (VT)
Athene Assignment Corporation (DE)
ACM Trademarks, LLC (IA)
99% of value
100% of vote
0.365% of value
0% of vote
Athene Co-Invest Reinsurance Affiliate International Ltd. (Bermuda) ("ACRAI")
Athene Co-Invest Reinsurance Affiliate 2B Ltd. (Bermuda) ("ACRA 2B")
Centralife Annuities Service, Inc. (AZ)
Athene Risk Aggregator LLC (DE)
Athene Securities, LLC (IA)
Athene Co-Invest Reinsurance Affiliate L.P (DE) ("ACRA LP")
P.L Assigned Services, Inc. ("NY")
Athene Noctua, LLC (DE)
Athene Co-Invest Reinsurance Affiliate 1B Ltd. (Bermuda) ("ACRA 1B")